EXHIBIT 99

275 West Federal Street

Youngstown, Ohio 44503-1203

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Colleen Scott	Gary M. Small
Vice President of Marketing	President and Chief Executive Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-9823
cscott@homesavings.com

UNITED COMMUNITY FINANCIAL CORP. POSTS

ANOTHER STRONG QUARTER

•	Quarterly pretax core earnings (adjusted for debt prepayment charge of $1.4 million) of $3.9 million

•	Annualized loan growth was 12% for both the third quarter and the first nine months of 2014

•	Credit quality continues to improve with third quarter net charge-offs at nine basis points of net loans

•	The previously announced $5 million cost reduction initiative was successfully completed

•	Diluted earnings per share for the third quarter of $0.06 per common share

•	UCFC declares a dividend of $0.01 per common share

YOUNGSTOWN, Ohio (October 22, 2014) – United Community Financial Corp. (Company) (Nasdaq: UCFC), parent company of The Home Savings and Loan Company of Youngstown, Ohio (Home Savings), announced today that net income for the third quarter of 2014 totaled $2.9 million. The Company also reported net income of $47.4 million (including the recognition of $39.1 million of income tax benefit from the reversal of a deferred tax asset valuation reserve) for the nine months ended September 30, 2014.

Gary M. Small, President and Chief Executive Officer of United Community and Home Savings, commented that, “Our strong performance is evidence that our strategies are working. We have been able to grow our loan portfolio, manage expenses, reduce our funding costs and attract new customers. These are all signs that we are headed in the right direction.”

Net Loans

Net loans increased $90.8 million from $1.0 billion at December 31, 2013 to $1.1 billion at September 30, 2014. The increase was driven by an $84.2 million increase in one-to four-family residential loans. Commercial and commercial real estate loans also increased $12.2 million during this period. Commercial commitments also continue to show strong growth with an increase of $49.6 million, or 20.9% year to date.

Small noted, “We are very pleased with the third quarter loan activity, particularly in the commercial lending segment. The growth reflects the success we are experiencing in attracting new business.”

Net Interest Income and Margin

The Company’s net interest margin was 3.06% in the third quarter of 2014, up from 3.04% in the third quarter of 2013. The net interest margin for the nine months ended September 30, 2014 was 3.07% compared to 2.99% in the prior year period. Despite the prolonged period of low interest rates and downward pressure on loan yields, the Company continues to make progress in expanding its net interest margin. The expansion is attributable to loan growth coupled with declines in deposit and borrowing costs. At the end of September 2014, Home Savings prepaid one $30.0 million tranche of the Company’s repurchase agreements and incurred a $1.4 million prepayment charge. Due to the timing of the debt extinguishment, there was minimal impact on the third quarter margin. The debt prepayment actions are one of many efforts underway to reduce the Company’s funding costs.

Noninterest Income

Noninterest income increased to $4.2 million in the third quarter of 2014, compared to $3.5 million in the third quarter of 2013. A portfolio of bank equities was sold in the third quarter of 2014, resulting in the recognition of security gains of approximately $328,000. Additionally, Home Savings recognized reduction in losses incurred on the resolution of real estate owned of $192,000. The Company also recognized higher non-deposit investment income due to a higher sales volume in the third quarter of 2014, as compared to the same quarter last year. Offsetting these changes was a reduction in mortgage banking income of $219,000.

In the first nine months of 2014, noninterest income totaled $10.8 million, compared to $15.6 million in the first nine months of 2013. The difference in noninterest income year over year is due to security gains of approximately $2.6 million that were recognized in the first nine months of 2013. Also, during the first nine months of 2013, Home Savings recognized a $676,000 recovery on mortgage servicing rights. A similar recovery was not recognized in 2014. These declines over the same period in 2013 were offset partially by a reduction in losses incurred on the resolution of real estate owned of $1.3 million. Lastly, mortgage banking income has declined $2.3 million, which is being driven by lower mortgage production due to lower mortgage refinance activity.

Noninterest Expense

Noninterest expenses increased $724,000 for the quarter ending September 30, 2014, as compared to the same quarter last year. The third quarter of 2014 included a $1.4 million prepayment penalty on the early termination of a $30.0 million borrowing. Reduced FDIC insurance premiums, financial institutions taxes, legal and consulting fees partially offset the impact of the prepayment penalty.

Noninterest expense increased to $42.0 million during the first nine months of 2014 compared to $41.8 million in the first nine months of 2013. The first nine months of 2014 included charges related to cost reduction initiatives of $923,000 and the prepayment penalty of $1.4 million referenced above. Partially offsetting these expenses were decreases in financial institutions tax, FDIC insurance premiums and other expenses. Lower expenses due to the cost reduction initiatives will have a positive impact on earnings in the fourth quarter and beyond.

Small added, “The organization has effectively reduced the operating expense run rate by 9%. We are now much better prepared to invest in business initiatives designed to grow revenues and improve performance.”

Asset Quality

Nonperforming assets decreased 32% to $25.2 million as of September 30, 2014, compared to $36.8 million at September 30, 2013. On a linked quarter basis, nonperforming assets increased approximately $300,000. The ratio of nonperforming assets to assets at September 30, 2014 was 1.40% compared to 1.39% at June 30, 2014 and 2.72% at September 30, 2014. Net charge-offs to average loans were 0.19% for the nine months ended September 30, 2014 compared to 0.51% for the same period in 2013.

As a result of the improving metrics discussed above, the Company’s provision for loan losses continues to show improvement totaling $116,000 for the quarter ended September 30, 2014 and a negative provision of $1.5 million for the nine months ended September 30, 2014. The allowance for loan losses totaled $18.1 million at September 30, 2014, which was 1.59% of total loans at the end of the quarter.

Deferred Tax Asset Valuation

At the end of 2010, the Company established a deferred tax asset (“DTA”) valuation allowance. In the course of its periodic assessment of its DTA position, the Company was able to reverse this valuation allowance in the second quarter of 2014. The Company has determined that it is more likely than not it will be able to fully realize its net deferred tax asset, including its tax loss carryforward. This action resulted in the recognition of a $38.8 million income tax benefit in June of 2014.

Capital and Book Value per Common Share

The Board of Directors declared a quarterly cash dividend of $0.01 per common share payable November 14, 2014 to shareholders of record at the close of business November 3, 2014.

In addition, as part of the Company’s capital management strategies of maximizing shareholder value and returns, during the third quarter, the Company repurchased 778,400 shares of its stock.

Home Savings is a wholly-owned subsidiary of the Company and operates 32 full-service banking offices and nine loan production offices located throughout Ohio and western Pennsylvania. Additional information on the Company and Home Savings may be found on the Company’s web site: www.ucfconline.com.

###

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project”, “will have”, “can expect” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	September 30, 2014	December 31, 2013
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$20,059	$20,937
Federal funds sold	9,531	56,394

Total cash and cash equivalents	29,590	77,331
Securities:
Available for sale, at fair value	507,125	511,006
Loans held for sale	10,567	4,838
Loans, net of allowance for loan losses of $18,132 and $21,116	1,119,955	1,029,192
Federal Home Loan Bank stock, at cost	18,068	26,464
Premises and equipment, net	20,138	20,924
Accrued interest receivable	5,256	5,694
Real estate owned and other repossessed assets	4,487	6,341
Core deposit intangible	100	152
Cash surrender value of life insurance	46,048	44,972
Other assets	40,206	10,936

Total assets	$1,801,540	$1,737,850

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Interest bearing	$1,164,745	$1,221,162
Non-interest bearing	181,632	170,590

Total deposits	1,346,377	1,391,752
Borrowed funds:
Federal Home Loan Bank advances	138,000	50,000
Repurchase agreements and other	60,563	90,578

Total borrowed funds	198,563	140,578
Advance payments by borrowers for taxes and insurance	13,350	20,060
Accrued interest payable	380	550
Accrued expenses and other liabilities	9,164	9,836

Total liabilities	1,567,834	1,562,776

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and no shares outstanding	—	—
Common stock-no par value; 499,000,000 shares authorized; 54,138,910 shares issued and 49,682,291 and 50,339,089 shares, respectively, outstanding	174,283	174,719
Retained earnings	126,229	81,515
Accumulated other comprehensive loss	(26,310)	(41,665)
Treasury stock, at cost,4,456,619 and 3,799,821 shares, respectively	(40,496)	(39,495)

Total shareholders’ equity	233,706	175,074

Total liabilities and shareholders’ equity	$1,801,540	$1,737,850

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
	(Dollars in thousands, except per share data)
Interest income
Loans	$12,436	$12,361	$12,233	$36,919	$37,067
Loans held for sale	114	74	80	237	247
Securities:
Available for sale	3,002	3,125	3,364	9,368	10,176
Federal Home Loan Bank stock dividends	180	230	280	677	840
Other interest earning assets	4	21	52	51	102

Total interest income	15,736	15,811	16,009	47,252	48,432
Interest expense
Deposits	1,548	1,627	1,847	4,852	5,843
Federal Home Loan Bank advances	537	524	529	1,579	1,576
Repurchase agreements and other	926	919	929	2,753	2,756

Total interest expense	3,011	3,070	3,305	9,184	10,175

Net interest income	12,725	12,741	12,704	38,068	38,257
Provision for loan losses	116	(1,614)	657	(1,465)	3,834

Net interest income after provision for loan losses	12,609	14,355	12,047	39,533	34,423

Non-interest income
Non-deposit investment income	408	407	275	1,156	1,189
Service fees and other charges
Mortgage servicing fees	678	686	702	2,053	2,104
Deposit related fees	1,321	1,331	1,471	3,850	4,065
Mortgage servicing rights valuation	2	(5)	30	(4)	676
Mortgage servicing rights amortization	(435)	(432)	(482)	(1,259)	(1,712)
Other service fees	3	—	13	3	74
Net gains (losses):
Securities available for sale	328	31	—	362	2,578
Mortgage banking income	676	312	895	1,600	3,927
Real estate owned and other repossessed assets charges, net	(203)	(42)	(395)	(628)	(1,966)
Card fees	837	852	821	2,461	2,734
Other income	559	298	218	1,242	1,956

Total non-interest income	4,174	3,438	3,548	10,836	15,625

Non-interest expense
Salaries and employee benefits	7,001	8,282	6,729	22,863	20,735
Occupancy	874	815	811	2,622	2,484
Equipment and data processing	1,791	1,963	1,698	5,552	5,240
Financial institutions tax	198	198	385	594	1,216
Advertising	181	247	226	617	646
Amortization of core deposit intangible	17	16	20	52	66
Prepayment penalty	1,396	—	—	1,396	—
FDIC assessment	295	327	598	875	1,755
Other insurance premiums	138	135	174	410	525
Professional fees
Legal and consulting fees	184	177	368	522	567
Other professional fees	555	617	393	1,564	1,476
Real estate owned and other repossessed asset expenses	189	137	354	539	1,140
Other expenses	1,433	1,312	1,772	4,415	5,910

Total non-interest expenses	14,252	14,226	13,528	42,021	41,760

Income before income taxes	2,531	3,567	2,067	8,348	8,288
Income tax expense (benefit)	(369)	(38,837)	350	(39,050)	500

Net income	2,900	42,404	1,717	47,398	7,788
Amortization of discount on preferred stock	—	—	—	—	6,751

Earnings available to common shareholders	$2,900	$42,404	$1,717	$47,398	$1,037

Earnings per common share
Basic	$0.06	$0.84	$0.03	$0.94	$0.02
Diluted	0.06	0.84	0.03	0.94	0.02

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
	(Dollars in thousands, except per share data)
Financial Data
Total assets	$1,801,540	$1,789,939	$1,749,144	$1,737,850	$1,756,202
Total loans, net	1,119,955	1,086,771	1,060,901	1,029,192	1,009,029
Total securities	507,125	516,637	517,388	511,006	542,811
Total deposits	1,346,377	1,375,474	1,398,067	1,391,752	1,410,610
Total shareholders’ equity	233,706	235,049	189,829	175,074	183,322
Net interest income	12,725	12,741	12,602	13,074	12,704
Provision for loan losses	116	(1,614)	33	282	657
Noninterest income	4,174	3,438	3,224	4,124	3,548
Noninterest expense	14,252	14,226	13,543	14,977	13,528
Income tax expense (benefit)	(369)	(38,837)	156	(300)	350
Net income	2,900	42,404	2,094	2,239	1,717

Share Data
Basic earnings (loss) per common share	$0.06	$0.84	$0.04	$0.04	$0.03
Diluted earnings (loss) per common share	0.06	0.84	0.04	0.04	0.03
Book value per common share	4.70	4.66	3.76	3.48	3.65
Tangible book value per common share	4.70	4.66	3.76	3.47	3.65
Market value per common share	4.68	4.13	3.92	3.57	3.89

Common shares outstanding at end of period	49,682	50,452	50,422	50,339	50,225
Weighted average shares outstanding—basic	49,698	50,274	50,196	50,114	50,110
Weighted average shares outstanding—diluted	49,958	50,495	50,451	50,360	50,382

Key Ratios
Return on average assets (1)	0.66%	9.67%	0.48%	0.51%	0.39%
Return on average equity (2)	4.99%	84.84%	4.52%	4.82%	3.75%
Net interest margin	3.06%	3.09%	3.07%	3.17%	3.04%
Efficiency ratio	84.87%	87.77%	83.45%	85.89%	81.14%
Nonperforming loans to total loans, end of period	1.85%	1.87%	2.17%	2.29%	2.72%
Nonperforming assets to total assets, end of period	1.40%	1.39%	1.58%	1.72%	2.10%
Allowance for loan loss as a percent of loans, end of period	1.59%	1.65%	1.90%	2.01%	2.04%
Delinquent loans to total loans, end of period	2.10%	1.86%	2.07%	2.32%	2.77%

(1)	Net income divided by average total assets
(2)	Net income divided by average total equity

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
	(Dollars in thousands)
Loan Portfolio Composition
Real Estate Loans
One-to four-family residential	$669,270	$645,211	$610,879	$585,025	$575,791
Multi-family residential*	56,445	52,938	54,233	54,485	55,696
Nonresidential*	123,260	122,066	125,796	131,251	127,699
Land*	9,487	9,635	9,829	9,683	9,546
Construction Loans
One-to four-family residential and land development	52,735	51,974	55,082	53,349	38,932
Multi-family and nonresidential*	4,667	1,010	207	—	—

Total real estate loans	915,864	882,834	856,026	833,793	807,664
Consumer Loans	181,474	182,027	184,409	189,231	194,383
Commercial Loans	39,853	39,127	40,013	26,141	26,888

Total Loans	1,137,191	1,103,988	1,080,448	1,049,165	1,028,935
Less:
Allowance for loan losses	18,132	18,264	20,554	21,116	21,032
Deferred loan costs, net	(896)	(1,047)	(1,007)	(1,143)	(1,126)

Total	17,236	17,217	19,547	19,973	19,906

Loans, net	$1,119,955	$1,086,771	$1,060,901	$1,029,192	$1,009,029

* Categories are considered commercial real estate

	At or for the quarters ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
	(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$131,266	$133,999	$136,031	$132,751	$134,766
Non-interest bearing checking accounts	181,631	185,411	185,620	170,590	167,167

Total checking accounts	312,897	319,410	321,651	303,341	301,933
Savings accounts	273,192	277,404	278,906	267,515	267,062
Money market accounts	313,513	326,738	329,163	328,625	331,449

Total non-time deposits	899,602	923,552	929,720	899,481	900,444
Retail certificates of deposit	446,774	451,922	468,347	492,271	510,166

Total certificates of deposit	446,774	451,922	468,347	492,271	510,166

Total deposits	$1,346,376	$1,375,474	$1,398,067	$1,391,752	$1,410,610

Certificates of deposit as a percent of total deposits	33.18%	32.86%	33.50%	35.37%	36.17%

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
	(Dollars in thousands)
Allowance For Loan Losses
Beginning balance	$18,264	$20,554	$21,116	$21,032	$19,037
Provision	116	(1,614)	33	282	657
Net (chargeoffs) recoveries	(248)	(676)	(595)	(198)	1,338

Ending balance	$18,132	$18,264	$20,554	$21,116	$21,032

Net (Charge-offs) Recoveries
Real Estate Loans
One-to four-family	$(278)	$(181)	$(163)	$42	$(201)
Multi-family	—	(135)	(5)	—	13
Nonresidential	(9)	56	(252)	(29)	(381)
Land	—	—	—	12	10
Construction Loans
One-to four-family residential and land development	(90)	(330)	(79)	451	1,876
Multi-family and nonresidential	—	—	—	(620)	—

Total real estate loans	(377)	(590)	(499)	(144)	1,317
Consumer Loans	(29)	(304)	(233)	(193)	(143)
Commercial Loans	158	218	137	139	164

Total	$(248)	$(676)	$(595)	$(198)	$1,338

	At or for the quarters ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
	(Dollars in thousands)
Nonperforming Loans
Real Estate Loans
One-to four-family residential	$4,700	$5,380	$6,133	$6,356	$6,127
Multi-family residential	114	133	1,158	641	705
Nonresidential	6,804	4,902	5,033	5,560	8,963
Land	531	532	532	496	628
Construction Loans
One-to four-family residential and land development	2,453	2,553	2,884	3,084	3,320

Total real estate loans	14,602	13,500	15,740	16,137	19,743
Consumer Loans	1,960	2,663	3,089	3,293	3,564
Commercial Loans	4,144	4,151	4,155	4,158	4,177

Total Loans	$20,706	$20,314	$22,984	$23,588	$27,484

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$18,114	$16,636	$18,708	$20,188	$20,946
Past due 90 days and still accruing	—	—	—	45	3,413

Past due 90 days	18,114	16,636	18,708	20,233	24,359
Past due less than 90 days and on nonaccrual	2,592	3,678	4,276	3,355	3,125

Total Nonperforming Loans	20,706	20,314	22,984	23,588	27,484
Other real estate owned	4,445	4,546	4,700	6,318	9,276
Repossessed assets	42	2	—	23	39

Total Nonperforming Assets	$25,193	$24,862	$27,684	$29,929	$36,799

Total Troubled Debt Restructured Loans
Accruing	$25,140	$25,905	$26,614	$26,577	$26,629
Nonaccruing	4,428	4,328	4,724	4,941	5,474

Total	$29,568	$30,233	$31,338	$31,518	$32,103